As filed with the Securities and Exchange Commission on October 9, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Corporate Capital Trust II

(Exact name of Registrant as specified in its charter)

Delaware

(State of Incorporation or Organization)

47-1595504

(I.R.S. Employer Identification No.)

450 S. Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

Title of each class to be so registered: Not applicable

Name of each exchange on which each class is to be registered: Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-199018

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

For a full description of Corporate Capital Trust II’s common stock, par value $0.001 per share, being registered hereby, reference is made to the information contained under the captions “Description of our Capital Stock,” “Suitability Standards,” “Distribution Reinvestment Plan” and “Share Repurchase Program” in the prospectus (the “Prospectus”) that forms part of the registrant’s Registration Statement on Form N-2 (Registration No. 333-199018) initially filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) on September 30, 2014 (as amended from time to time, the “Registration Statement”) which information is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

2.1	Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 2(b)(1) to the Registration Statement)

2.2	Bylaws (incorporated by reference to Exhibit 2(b)(2) to the Registration Statement)

2.3	Form of Distribution Reinvestment Plan (incorporated by reference to Exhibit 2(e) to the Registration Statement)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 9, 2015 CORPORATE CAPITAL TRUST II

By	/s/ Steven D. Shackelford
Steven D. Shackelford President, Chief Financial Officer and Treasurer